Exhibit 10.19






                   Description Of Arrangement

In March 2001, the Company entered into an arrangement with Gail
A. Constancio that if a new Chief Financial Officer is hired, either the Company or Ms. Constancio may terminate her employment within six months of that date and she will receive two year's severance pay.